Memorandum of  Understanding (MOU)

This Memorandum of Understanding is entered on [24] day of [January], 2012 by and

BETWEEN

Jindal Steel & Power (Mauritius) Ltd., a company incorporated under laws of Maurititius having its registered office at [•], hereinafter referred to as the "Party of the First Part" or ("JSPL") which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns;

AND

Clean Coal Technologies, Inc., a company incorporated under the laws of the state of Nevada and having its offices at 295 Madison avenue, new York, new York 10017, hereinafter referred to as the "Party of the Second Part" or the ("CCTI") which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns;

Each of JSPL and CCTI are referred to as a "Party" and, collectively, as the "Parties."

WHEREAS

A.

The JSPL in engaged in the business of Mining, SteeJ making and Power generation.

B.

CCTI represents that it is the sole owner of and CCTI Pristine-M coal processing technologies and desires to form a new entity ("New Co"), which entity will be formed in a jurisdiction that is mutually agreed (Suggest Singapore) upon by the
Parties, in order to facilitate a joint venture between JSPL and CCTI (such joint venture is referred to herein as the "Joint Venture").

C.

New Co will be an operating company formed to market and deliver CCTI
Pristine-M coal processing technologies to third parties who produce coal within the ASEAN region which include Indonesia, Thailand, Vietnam, Cambodia,
Malaysia, the Philippines, Laos, Brunei and Myanmar.

D. CCTI is understood to be in discussions with a Philippine company that owns coal-fired generation capacity near Manila, and also owns its own reserves of low rank, high moisture coal some 300 kms distance from the plants. CCTI has represented that CCTI's Pristine-M™ process is planned to be deployed subject to favorable test results and that Coal samples from the region have already been tested.

Now, therefore, the MOU is being executed to record the terms and conditions agreed between the parties hereto, which are as detailed here in below:-

I. Ownership and Capitalization of New Co

It is currently contemplated that: (i) CCTI will subscribe for 35% of the outstanding equity interests of New Co in exchange for the contribution by CCTI of the intellectual property to New Co and (ii) JSPL will subscribe to 65% of the outstanding equity interests of New Co in exchange for U.S. $6.0 million in cash to be paid in the following manner:

a) an aggregate of U.S. $4.0million to be paid to CCTI in two installments as follows:

(i) U.S. $1.5 million on the signing of the Joint Venture Agreement (JVA), Technology Licensing Agreement (TLA), and the Shareholder's Agreement

(ii) U.S. $ 2.5 million on the successful commissioning of a'3-ton per hour 1/10 scale Pristine-M pilot facility at mutually agreed upon location (the "Pilot Plant"), provided JSPL, in its sole discretion is satisfied with the results achieved in the pilot plant. This aggregate amount will represent the consideration payable to CCTI for the grant of the exclusive license pursuant to the terms of the TLA.

b)

Out the said $6.0 million an aggregate amount of U.S. $2.0 million to be retained by New Co and use for the construction of the Pilot Plant, which will be owned by New Co. The Pilot plant will enable New Co to further the
Research & Development efforts in the field of coal moisture reduction. Such funds will be held in the account of New Co and will be released in
accordance with the directives of a Board of Directors.   It is understood and
agreed that cash payments discussed above in this paragraph are meant to capitalize New Co and shall not be paid out of New Co without JSPL's prior written consent

c)

All amounts reflected herein are gross of all applicable withholding and similar taxes are to be paid by wire transfer of immediately available funds to an account or accounts designating by CCTI or New Co, as applicable.

II. Responsibilities of the Parties in the Joint Venture

a)

CCTI will ensure that all plants are delivered to the end-user with plant performance criteria established and guaranteed. Delivery and commissioning
of plants is the responsibility of SEE&I, together with New Co.   On-going
testing of client coal is the responsibility of CCTI or New Co, seeking to ensure that ongoing plant performance is consistent across coal grades as may be necessary from time to time at a given mine. CCTI is responsible for the maintenance of intellectual property and for prosecuting any IP infringements as may arise, at its own cost and expense. CCTI and JSPL will work jointly to identify third party business opportunities and to raise capital for large
deployments, as needed.   Third party contracts will be negotiated jointly by
the Parties through the joint venture company.

b)

For its own plants, JSPL will be responsible for local, regulation and general legal and human resource matter, permitting and administration of the Joint
Venture as regards local reporting, taxation. Further, the Parties will agree on deployment commitments for JSPL as end-user and, together, will develop 3-
year plans to develop third party business.  JSPL and CCTI will have joint responsibility for sourcing third party business and negotiating contracts.
JSPL will assist in raising capital, as needed.

III. New Co Business Development

New Co will have exclusive license and the marketing rights to market and deliver CCTI Pristine-M Coal Processing Technology to clients within ASEAN. To this end, New Co shall be granted a 25-year renewable Exclusive Technology License, under agreements for:

a)

Marketing Pristine-M CCTI technology to related companies (JSPL-owned mines); and

b)

Marketing Pristine-M CCTI technology to third party project sponsors.

1. Initial Licensing Fee and Ongoing Royalty payments. Beyond the US$4 million described above, JSPL shall make no further upfront payments to CCTI in consideration for the rights herein acquired to license the CCTI Pristine-M technology in the Territories. In the event that JSPL decides to make any further acquisitions within the defined territories, and decides to have a partner for the project, it is agreed that CCTI will have the right of first refusal to buy into the project in accordance to its ownership stake in New Co, CCTI's rights of first refusal will not be unreasonably denied.

2. Pilot Plant. The initial capital contribution by JSPL as contemplated in I above shall be used to pay for the construction of a 3-ton per hour 1/10 scale Pristine-M pilot facility The pilot plant shall be constructed in the State of Oklahoma where it will remain until, taking into account the recommendations of SAIC/Benham, the Joint Venture company decides to transport the unit to Indonesia or to another location of its choice.

3. Working Capital; Funding of New Co's Operations. Marketing, legal and other working capital needs will be met from cash flow from operations of Newco or contributions from stakeholders in the ratio of their shareholding in Newco. However JSPL agrees to fund New Co on an as needed basis until Newco's operations are able to generate sufficient revenue to cover its expenses and / or CCTI has the ability to fund their pro rated share. JSPL interim capital contributions shall be reimbursed on a preferential basis prior to any distribution to shareholders. Thereafter expenses shall be shared by the Parties in accordance to their respective ownership stake in NewCo.

4. Intellectual Property Rights. Any intellectual property developed in connection with the construction and commissioning of the Pikrt Plant shall be the property of New Co. CCTI and JSPL will have the right under NEW CO to use such IP in other territories without payment of any fees. However, all existing IP is the property of CCTI

5.

Other Territories. Jindal shall have the right of first refusal to be Joint Venture
Partner of CCTI in other territories which are not covered by New Co on terms to be negotiated on a case by case basis.

6.

Contracts with Third Parties.  Distinction between related party and third party end users:

a)

It is agreed that related party end users (mines majority owned by JSPL and/or its affiliates) shall be exempt from further one-time, per ton of constructed capacity fees for licensing the technology as well as  set out in
Section III above.

b)

It is agreed that third party end-users (mines that are not owned by JSPL or any of its affiliates) of the technology shall pay market-determined licensing and royalty fees, as negotiated with specific sponsors by New Co.

c)

It is understood that any agreements entered into between JSPL and CCTI in order to facilitate the Joint Venture described herein will not violate the terms of the existing contracts of JSPL or CCTI explicitly mentioned in this
Contract.  In the case of CCTI, the Umbrella Agreement with SAIC Energy,
Environment & Infrastructure ("SEE&I") that establishes the right of SEE&I to construct or oversee the construction of CCTI coal processing facilities anywhere in the world will be attached as an exhibit to, and will be expressly included as a part of, the Joint Venture Agreement (the "JVA") and the
Technology Licensing Agreement (the "TLA") to be entered into between the
Parties.   In addition, the Parties agree that the pre-existing business in the
ASEAN region that is being conducted by CCTI, as mentioned in D above, will be excluded from, and fall outside the scope of, the Joint Venture, the
JVA, the TLA and the other agreements entered into in connection with the
Joint Venture.

7.

Distribution of Profits.   New Co shall distribute profits quarterly to JSPL and CCTI, in their capacity as equity holders of New Co, in proportion to their respective ownership stake in Newco, unless both parties agree to retain such profits in the New Co. All distributions will be made after the payment of all operating fees and expenses.

8.

New Co Board of Directors. The Board of Directors (or similar governing body)
of New Co shall initially be comprised of seven (7) members, with CCTI having the right to appoint two (2) members and JSPL having the right to appoint five (5)
members. Chairman of the Board shall be from amongst the Directors and shall be the nominee of JSPL. Final composition of the board to be agreed in the definitive JV Agreement.

9.

Transaction Fees. Each of the Parties shall be responsible for all of their respective fees and expenses incurred by them in connection with the negotiation, execution and delivery of this Heads of Agreement; provided, however, that, to the extent that the transactions contemplated hereby are consummated, at closing of the transactions contemplated hereby, New Co shall reimburse each Party for their respective fees and expenses incurred in connection with the negotiation, execution and delivery of the JVA, the TLA and the other agreements entered into in connection with the Joint Venture.

10.

Confidentiality.   Subject to the Parties obligations under applicable law, the Parties acknowledge and agree that the terms of this MOU and all of the transactions contemplated hereby are considered "Confidential Information" under, and subject to the terms and  conditions  of,  that certain  Confidentiality  and  Non-Disclosure Agreement, dated as of October 7, 2011, by and between the Parties, except where parties are required by law and fiduciary requirements to make material information available to the public.

11.

Binding Agreement. This is a binding agreement on both parties and the terms and conditions agreed to herein shall become an integral part of the definitive documents including a Joint Venture Agreement, a Technology Licensing Agreement, a Shareholder's Agreement.

12.

 Governing Law. This agreement will be governed by the laws of Singapore.

13.

Sale of Stake. Any party is free to sell its ownership stake in New  Co to any third party at any time (subject to approval by the surviving JV partner (s) to the agreement of the anticipated buyer, such approval shall not be unreasonably withheld).

14.

VALIDITY AND TERMINATION

a. This MOU shall remain valid and binding for a period of thirty days from the date of execution of this MOU or the Parties enter into a definitive agreement for Joint Venture in pursuant to this MOU, which ever is earlier

b.   This MOU shall terminate automatically after the efflux of the validity period or in case:

a.

the Parties fails to incorporate the Joint Venture Company

b.

either Party fails to perform their respective obligations under this
MOU

c.

Any material breach of terms of this MOU

Upon termination of this MOU, CCTI shall refund the entire amount received under this MOU.

15 DISPUTE RESOLUTION: If a dispute or difference between the parties arises out of or in connection with the Agreement, either Party may give notice to the other identifying the dispute and providing details of the dispute. If the Parties fail to resolve the dispute or difference within thirty (30) days of the receipt of the notice, the aggrieved party may refer the dispute to Arbitration. The Arbitration shall be conducted by a sole Arbitrator to be appointed as per the rules of Singapore International Arbitration Centre ("SIAC"). The language of Arbitration shall be English and the venue of Arbitration shall be Singapore.

16.

TIME PERIOD: Any date or period as set out in any Article of this MOU may be extended with the written consent of the Parties failing which time shall be of the essence.

17.

INDEPENDENT RIGHTS: Each of the rights of the Parties hereto under this
MOU are independent, cumulative and without prejudice to all other rights available to them, and the exercise or non exercise of any such rights shall not prejudice or
constitute a waiver of any other right of the Party, whether under   this MOU or
otherwise.

18.

COUNTERPARTS: This MOU may be executed in any number of originals or counterparts, each in the like form and all of which when taken together shall constitute one and the same document, and any Party may execute this agreement by signing anyone or more of such originals or counterparts.

19.

VARIATION : No variation of this MOU shall be binding on any Party unless such variation is in writing and signed by each Party.

20.

WAIVER:    No waiver of any breach of any provision of this MOU shall constitute a waiver of any prior, concurrent or subsequent breach of the same of any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving Party.

21.

SURVIVAL:   Clauses 10 and 15 of this MOU shall survive on expiry/ earlier termination of this Agreement.

22.

FORCE MAJEURE: Neither Party shall be liable to the other for any failure or delay in performance of its obligations hereunder if such failure or delay is caused by acts of God, or an accident, fire, riot or civil commotion, strike, lockout, war or act of terrorism or any other cause beyond its reasonable control and without its fault and negligence.

23.

SEVERAB1LTTY:   If any provision of this MOU is invalid, unenforceable or
prohibited by law, this MOU shall be considered divisible as to such provision and such provision shall be inoperative and shall not be part of the consideration moving from either Party hereto to the other, and the remainder of this MOU shall be valid, binding and of like effect as though such provision was not included herein.

24.

Headings: The headings used in this MOU are intended for convenience only and shall not be deemed to supersede or modify any provisions.

Clean Coal Technologies, Inc.

BY: /s/Robin Eves

Robin Eves, CEO + President

Jindal Steel & Power Ltd.

BY:/s/John Elmore

John Elmore, Director